Exhibit 4-1
                                  -----------



                  THE CONSTELLATION BRANDS UK SHARESAVE SCHEME

            as amended on 21 December 2000 (for change of name only)

















                                                   CLIFFORD CHANCE
                                                   200 Aldersgate Street
                                                   London EC1A 4JJ

                                                   Ref: KGT/C5029/00121

                                                   Date adopted: 29 October 1999

                                                   Inland Revenue ref: SRS 2318


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                                    CONTENTS

Clause                                                                      Page
------                                                                      ----

1.  DEFINITIONS AND INTERPRETATION............................................1

2.  ELIGIBILITY...............................................................2

3.  GRANT OF OPTIONS..........................................................3

4.  LIMIT.....................................................................5

5.  EXERCISE OF OPTIONS.......................................................6

6.  TAKEOVER, RECONSTRUCTION AND WINDING UP...................................9

7.  VARIATION OF CAPITAL......................................................10

8.  ALTERATIONS...............................................................10

9.  MISCELLANEOUS.............................................................11

10. AVAILABLE SHARES..........................................................11


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1.      DEFINITIONS AND INTERPRETATION

1.1     In this Scheme, unless the context otherwise requires:-

        "3-YEAR OPTION", "5-YEAR OPTION" and "7-YEAR OPTION" have the meanings given in sub-rule 3.2 below;

        "ASSOCIATED COMPANY" means an associated company within the meaning given to that expression by section 187(2) of the Taxes Act 1988 for the purposes of paragraph 23 of Schedule 9;

        "THE BOARD" means the board of directors of the Company or a committee appointed by them;

        "BONUS DATE", in relation to an option, means:-

        1.1.1 in the case of a 3-Year Option, the earliest date on which the bonus is payable,

        1.1.2 in the case of a 5-Year Option, the earliest date on which a bonus is payable, and

        1.1.3 in the case of a 7-Year Option, the earliest date on which the maximum bonus is payable;

        and for this purpose "payable" means payable under the Savings Contract made in connection with the option;

        "COMMON STOCK" means the Class A Common Stock of the Company, par value $0.01 per share;

        "THE COMPANY" means Constellation Brands, Inc., a company organised under the laws of the State of Delaware in the USA;

        "THE GRANT DAY" shall be  construed  in  accordance  with  sub-rule  2.1 below;

        "PARTICIPANT" means a person who holds an option granted under this Scheme;

        "PARTICIPATING COMPANY" means the Company or any Subsidiary to which the Board has resolved that this Scheme shall for the time being extend;

        "SAVINGS BODY" means any building society, institution authorised under the Banking Act 1987 or relevant European institution (within the meaning of Schedule 15A to the Taxes Act 1988) with which a Savings Contract can be made;

        "SAVINGS CONTRACT" means an agreement to pay monthly contributions under the terms of a certified contractual savings scheme, within the meaning of section 326 of the Taxes Act 1988, which has been approved by the Inland Revenue for the purposes of Schedule 9;

        "SCHEDULE 9" means Schedule 9 to the Taxes Act 1988;


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        "SUBSIDIARY" means a body corporate which is a subsidiary of the Company
        (within the meaning of section 736 of the Companies Act 1985) and of which the Company has control (within the meaning of section 840 of the Taxes Act 1988);

        "THE TAXES ACT 1988" means the Income and Corporation Taxes Act 1988;

        and expressions not otherwise defined in this Scheme have the same meanings as they have in Schedule 9.

1.2 Any reference in this Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3 Expressions in italics are for guidance only and do not form part of this Scheme.

2.      ELIGIBILITY

2.1 Subject to sub-rule 2.5 below, an individual is eligible to be granted an option on any day ("THE GRANT DAY") if (and only if):-

        2.1.1 he is on the Grant Day an employee or director of a company which is a Participating Company; and

        2.1.2 he either satisfies the conditions specified in sub-rule 2.2 below or is nominated by the Board for this purpose.

2.2 The conditions referred to in sub-rule 2.1.2 above are that the individual:-

        2.2.1 shall at all times during the qualifying period have been an employee (but not a director) or a full-time director of the Company or a company which was for the time being a Subsidiary; and

        2.2.2 was at the relevant time chargeable to tax in respect of his employment or office under Case I of Schedule E.

2.3     For the purposes of sub-rule 2.2 above:-

        2.3.1 THE RELEVANT TIME is the date on which any invitation is given under Rule 3.6 below or such other time during the period of 5 years ending with the Grant Day as the Board may determine (provided that no such determination may be made if it would have the effect that the qualifying period would not fall within that 5-year period);

        2.3.2 there shall be no qualifying period prior to the relevant time unless the Board determines otherwise (provided that no determination may be made if it would have the effect that the qualifying period would not fall within the said 5-year period);

        2.3.3 an individual shall be treated as a FULL-TIME DIRECTOR of a company if he is obliged to devote to the performance of the duties of his office or employment with the company not less than 25 hours a week;


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        2.3.4   Chapter I of Part XIV of the  Employment  Rights  Act 1996 shall have effect, with any necessary changes, for ascertaining the length of the period during which an individual shall have been an employee or a full-time director and whether he shall have been an employee or a full-time director at all times during that period.

2.4 Any determination of the Board under paragraph 2.3.1 or 2.3.2 above shall have effect in relation to every individual for the purpose of ascertaining whether he is eligible to be granted an option on the Grant Day.

2.5 An individual is not eligible to be granted an option at any time if he is at that time ineligible to participate in this Scheme by virtue of paragraph 8 of Schedule 9 (material interest in close company).

3.      GRANT OF OPTIONS

3.1 Subject to Rule 4 below, the Board may grant an option to acquire shares of Common Stock which satisfy the requirements of paragraphs 10 to 14 of
        Schedule 9 (fully paid up, unrestricted, ordinary share capital), upon the terms set out in this Scheme, to any individual who:-

        3.1.1 is eligible to be granted an option in accordance with Rule 2 above, and

        3.1.2 has applied for an option and proposed to make a Savings Contract in connection with it (with a Savings Body approved by the Board) in the form and manner prescribed by the Board,

        and for this purpose an option to acquire includes an option to purchase and an option to subscribe.

3.2 The type of option to be granted to an individual, that is to say a 3-Year Option, a 5-Year Option or a 7-Year Option, shall be determined by the Board or, if the Board so permits, by the individual; and for this purpose:-

        3.2.1 a 3-YEAR OPTION is an option in connection with which a three year Savings Contract is to be made and in respect of which, subject to sub-rule 4.3 below, the repayment is to be taken as including the bonus;

        3.2.2 a 5-YEAR OPTION is an option in connection with which a five year Savings Contract is to be made and in respect of which, subject to sub-rule 4.3 below, the repayment is to be taken as including a bonus other than the maximum bonus; and

        3.2.3 a 7-YEAR OPTION is an option in connection with which a five year Savings Contract is to be made and in respect of which the repayment is to be taken as including the maximum bonus.

3.3 The amount of the monthly contribution under the Savings Contract to be made in connection with an option granted to an individual shall, subject to sub-rule 4.3 below,


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        be  the  amount  which  the  individual  shall  have  specified  in  his application for the option that he is willing to pay or, if lower, the maximum permitted amount, that is to say, the maximum amount which:-

        3.3.1 when aggregated with the amount of his monthly contributions under any other Savings Contract linked to this Scheme or to any other savings-related share option scheme approved under
                Schedule 9, does not exceed 250 pounds or such other maximum amount as may for the time being be permitted by paragraph 24(2)(a) of Schedule 9;

        3.3.2 does not exceed the maximum amount for the time being permitted under the terms of the Savings Contract; and

        3.3.3 when aggregated with the amount of his monthly contributions under any other Savings Contract linked to this Scheme, does not exceed any maximum amount determined by the Board.

3.4 The number of shares of Common Stock in respect of which an option may be granted to any individual shall be the maximum number which can be paid for, at the price determined under sub-rule 3.5 below, with monies equal to the amount of the repayment due on the Bonus Date under the Savings Contract to be made in connection with the option.

3.5 The price at which shares of Common Stock may be acquired by the exercise of options of a particular type granted on any day shall be a price denominated in US dollars which is determined by the Board and stated on that day, provided that:-

        3.5.1   if  shares  of Common  Stock  are  quoted on the New York  Stock
                Exchange, the price shall not be less than the Specified Percentage of the closing price of shares of Common Stock on the New York Stock Exchange (as reported by such Exchange) on:

                (a) the dealing day last preceding the date on which invitations to apply for the options were given pursuant to sub-rule 3.6 below, or

                (b) if that dealing day does not fall within the period of 30 days (or, where sub-rule 4.3 below applies, 42 days) ending with the day on which the options are granted or falls prior to the date on which the Company last announced its results, on the dealing day last preceding the day on which the options are granted or such other dealing day as may be agreed with the Inland Revenue;

        3.5.2 if sub-rule 3.5.1 above does not apply, the price shall not be less than the Specified Percentage of the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act
                1992) of shares of Common Stock, as agreed in advance for the purposes of this Scheme with the Shares Valuation Division of the Inland Revenue, on -


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                (a)     the date on which  invitations  to apply for the options
                        were given pursuant to sub-rule 3.6 below, or

                (b) if that date does not fall within the period of 30 days (or, where sub-rule 4.3 below applies, 42 days) ending with the day on which the options are granted, on the day on which the options are granted or such other day as may be agreed with the Inland Revenue; and

        3.5.3 in the case of an option to acquire shares of Common Stock only by subscription, the price shall not be less than the nominal value of those shares;

        and for this purpose "THE SPECIFIED PERCENTAGE" is 80 per cent. or such other percentage as may be specified in paragraph 25 of Schedule 9.

3.6 The Board shall ensure that, in relation to the grant of options on any day:-

        3.6.1 every individual who is eligible to be granted an option on that day has been given an invitation;

        3.6.2 the invitation specifies a period of not less than 14 days in which an application for an option may be made; and

        3.6.3 every eligible individual who has applied for an option as mentioned in sub-rule 3.1 above is in fact granted an option on that day.

3.7 An invitation to apply for an option may only be given within the period of 10 years beginning with the date on which this Scheme is adopted by the Company.

3.8     An option granted to any person:-

        3.8.1 shall not, except as provided in sub-rule 5.3 below, be capable of being transferred by him; and

        3.8.2   shall lapse forthwith if he is adjudged bankrupt.

4.      LIMIT

4.1 No options shall be granted to acquire a number of shares of Common Stock which exceeds any number ("the Limit") determined by the Board (by reference to the sterling/US dollar exchange rate at the time of grant) for this purpose, provided that this sub-rule shall not prevent shares of Common Stock being acquired in excess of the Limit by reason of movements in the sterling/US dollar exchange rate between the grant and exercise of options.

4.2 If the grant of options on any day would but for this sub-rule cause the Limit to be exceeded, the provisions set out in sub-rule 4.3 below shall be successively applied (in the order in which they are set out) so far as is necessary to ensure that the Limit is not exceeded.


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4.3     Those provisions are:-

        4.3.1 any option which would otherwise be a 7-Year Option shall be a 5-Year Option;

        4.3.2 the repayment under the Savings Contract shall be taken as not including a bonus;

        4.3.3 unless paragraph 4.3.4 below applies, the amount of the monthly contribution determined under sub-rule 3.3 above shall be taken as successively reduced by 0.5 per cent. thereof, 1 per cent. thereof, 1.5 per cent. thereof and so on and then rounded up to the nearest pound, but shall not be reduced to less than the minimum amount permitted under the terms of the Savings Contract;

        4.3.4 if the Board shall have decided that this paragraph is to apply, for the purpose of determining the amount of the monthly contribution, the maximum permitted amount referred to in sub-rule 3.3 above shall be taken as successively reduced by 1 pound, 2 pounds, 3 pounds and so on, but shall not be reduced to less than the minimum amount permitted under the terms of the Savings Contract;

        4.3.5 any option which would otherwise be a 5-Year Option shall be a 3-Year Option;

        4.3.6   the Board shall not grant any options on the day in question.

5.      EXERCISE OF OPTIONS

5.1 The exercise of any option shall be effected in the form and manner prescribed by the Board, provided that the monies paid for shares of Common Stock on such exercise shall not exceed the amount of the repayment made and any interest paid under the Savings Contract made in connection with the option.

5.2 Subject to sub-rules 5.3, 5.4 and 5.6 below and to Rule 6 below, an option shall not be capable of being exercised before the Bonus Date.

5.3     Subject to sub-rule 5.8 below:-

        5.3.1 if any Participant dies before the Bonus Date, any option granted to him may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death, and

        5.3.2 if he dies on or within 6 months after the Bonus Date, any option granted to him may (and must, if at all) be exercised by his personal representatives within 12 months after the Bonus Date, provided in either case that his death occurs at a time when he either holds the office or employment by virtue of which he is eligible to participate in this Scheme or is entitled to exercise the option by virtue of sub-rule 5.4 below.


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5.4     Subject to sub-rule  5.8 below,  if any  Participant  ceases to hold the office or employment by virtue of which he is eligible to participate in this Scheme (otherwise than by reason of his death), the following provisions apply in relation to any option granted to him:-

        5.4.1 if he so ceases by reason of injury, disability, redundancy within the meaning of the Employment Rights Act 1996, or retirement on reaching the age of 65 or any other age at which he is bound to retire in accordance with the terms of his contract of employment, the option may (and subject to sub-rule
                5.3 above must, if at all) be exercised within 6 months of his so ceasing;

        5.4.2 if he so ceases by reason only that the office or employment is in a company of which the Company ceases to have control, or relates to a business or part of a business which is transferred to a person who is neither an Associated Company of the Company nor a company of which the Company has control, the option may (and subject to sub-rule 5.3 above must, if at all) be exercised within 6 months of his so ceasing;

        5.4.3 if he so ceases for any other reason within 3 years of the grant of the option, the option may not be exercised at all;

        5.4.4 if he so ceases for any other reason (except for dismissal for misconduct) more than 3 years after the grant of the option, the option may (and subject to sub-rule 5.3 above must, if at all) be exercised within 6 months of his so ceasing.

5.5 Subject to sub-rule 5.8 below, if, at the Bonus Date, a Participant holds an office or employment with a company which is not a Participating Company but which is an Associated Company or a company of which the Company has control, any option granted to him may (and subject to sub-rule 5.3 above must, if at all) be exercised within 6 months of the Bonus Date.

5.6 Subject to sub-rule 5.8 below, where any Participant continues to hold the office or employment by virtue of which he is eligible to participate in this Scheme after the date on which he reaches the age of 65, he may exercise any option within 6 months of that date.

5.7 Subject to sub-rule 5.3 above, an option shall not be capable of being exercised later than 6 months after the Bonus Date.

5.8 Where, before an option has become capable of being exercised, the Participant gives notice that he intends to stop paying monthly contributions under the Savings Contract made in connection with the option, or is deemed under its terms to have given such notice, or makes an application for repayment of the monthly contributions paid under it, the option may not be exercised at all.

5.9     A Participant shall not be treated for the purposes of sub-rules 5.3 and
        5.4 above as ceasing to hold the office or employment by virtue of which he is eligible to participate in this Scheme until he ceases to hold an office or employment in the Company or any


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        Associated  Company or company of which the Company has  control,  and a female Participant who ceases to hold the office or employment by virtue of which she is eligible to participate in this Scheme by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising her option shall be treated for the purposes of sub-rule 5.4 above as not having ceased to hold that office or employment.

5.10    A Participant shall not be eligible to exercise an option at any time:-

        5.10.1 unless, subject to sub-rules 5.4 and 5.5 above, he is at that time a director or employee of a Participating Company;

        5.10.2 if he is not at that time eligible to participate in this Scheme by virtue of paragraph 8 of Schedule 9 (material interest in close company).

5.11    An option shall not be capable of being exercised more than once.

5.12 Within 30 days after an option has been exercised by any person, the Board shall allot to him (or a nominee for him) or, as appropriate, procure the transfer to him (or a nominee for him) of the number of shares of Common Stock in respect of which the option has been exercised, provided that:-

        5.12.1 the Board considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; and

        5.12.2 in a case where a Participating Company is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the "Tax Liability"), that person has either:

                (a) made a payment to the Participating Company of an amount equal to the Tax Liability; or

                (b) entered into arrangements acceptable to that or another Participating Company to secure that such a payment is made (whether by authorising the sale of some or all of the shares of Common Stock on his behalf and the payment to the Participating Company of the relevant amount out of the proceeds of sale or otherwise).

5.13 All shares of Common Stock allotted under this Scheme shall rank equally in all respects with shares of Common Stock then in issue except for any rights attaching to such shares of Common Stock by reference to a record date before the date of the allotment.

5.14 If shares of Common Stock are listed on any stock exchange, the Company shall apply to that stock exchange for any shares of Common Stock so allotted to be admitted thereto.


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6.      TAKEOVER, RECONSTRUCTION AND WINDING UP

6.1 If any person obtains control of the Company as a result of making a general offer to acquire shares in the Company, or having obtained control makes such an offer, the Board shall within 7 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 5.3, 5.4, 5.7 and 5.8 above, any option may be exercised within one month (or such longer period as the Board may permit) of the notification, but not later than 6 months after that person has obtained control.

6.2 For the purposes of sub-rule 6.1 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

6.3 If a compromise or arrangement is effected for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, the Board shall forthwith notify every Participant thereof and, subject to sub-rules 5.3, 5.4, 5.7 and 5.8 above, any option may be exercised within one month of the notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Scheme) lapse on the expiration of that period.

6.4     If any company ("the acquiring company"):-

        6.4.1   obtains control of the Company as a result of making-

                (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the acquiring company will have control of the Company, or

                (b) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Scheme,

                any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of Schedule 9), by agreement with the acquiring company, release any option which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule
                9).

6.5 The new option shall not be regarded for the purposes of sub-rule 6.4 above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of this Scheme shall for this purpose be construed as if:-

        6.5.1 the new option were an option granted under this Scheme at the same time as the old option;


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        6.5.2   except for the  purposes of the  definitions  of  "Participating
                Company" and  "Subsidiary" in sub-rule 1.1 and sub-rules  5.4.2,
                5.5 and 5.9 above, the expression "the Company" were defined as "a company whose shares may be acquired by the exercise of options granted under this Scheme";

        6.5.3 the Savings Contract made in connection with the old option had been made in connection with the new option;

        6.5.4 the Bonus Date in relation to the new option were the same as that in relation to the old option.

7.      VARIATION OF CAPITAL

7.1 Subject to sub-rule 7.3 below, in the event of any variation of the share capital of the Company, the Board may make such adjustments as it considers appropriate under sub-rule 7.2 below.

7.2 An adjustment made under this sub-rule shall be to one or more of the following:-

        7.2.1 the price at which shares of Common Stock may be acquired by the exercise of any option;

        7.2.2   where  any  option  has been  exercised  but no shares of Common
                Stock  have  been  allotted  or  transferred   pursuant  to  the
                exercise, the price at which they may be acquired;

        7.2.3   the number of shares of Common Stock mentioned in Rule 10 below.

7.3     At a time when this  Scheme is  approved  by the  Inland  Revenue  under
        Schedule 9, no adjustment under sub-rule 7.2 above shall be made without the prior approval of the Inland Revenue.

7.4 An adjustment under sub-rule 7.2 above may have the effect of reducing the price at which shares of Common Stock may be acquired by the exercise of an option to less than their nominal value, but only if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares of Common Stock in respect of which the option is exercised exceeds the price at which such shares may be subscribed for and to apply that sum in paying up that amount on such shares; and so that on the exercise of any option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

8.      ALTERATIONS

        The Board may at any time alter this Scheme, provided that no alteration shall be made at a time when this Scheme is approved by the Inland
        Revenue  under  Schedule  9 without  the prior  approval  of the  Inland
        Revenue.


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


9.      MISCELLANEOUS

9.1 The rights and obligations of any individual under the terms of his office or employment with the Company or a Subsidiary shall not be affected by his participation in this Scheme or any right which he may have to participate in it, and an individual who participates in it shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option as a result of such termination.

9.2 In the event of any dispute or disagreement as to the interpretation of this Scheme, or as to any question or right arising from or related to this Scheme, the decision of the Board shall be final and binding upon all persons.

9.3 The Company and any Subsidiary may provide money to the trustees of any trust or any other person to enable them or him to acquire shares of Common Stock to be held for the purposes of this Scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable laws.

9.4 Any notice or other communication under or in connection with this Scheme may be given by personal delivery or by sending it by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of the Company or a Subsidiary, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

10.     AVAILABLE SHARES

10.1 No more than 500,000 shares of Common Stock shall be made available under this Scheme, provided that this number may be adjusted by the Board:-

        10.1.1  as provided for in Rule 7.2.3 above; or

        10.1.2 where movements in the sterling/US dollar exchange rate between the grant and exercise of options require a greater number of shares of Common Stock to be issued or transferred on the exercise of an option than was contemplated when such option was granted.

10.2 The shares of Common Stock to be made available under this Scheme may be authorised and unissued shares of Common Stock, previously issued shares of Common Stock acquired by the Company and held as treasury shares or shares of Common Stock purchased in the open market.



                                                           CLIFFORD CHANCE
                                                           200 Aldersgate Street
                                                           London
                                                           EC1A 4JJ









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